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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




       Date of Report (date of earliest event reported): February 14, 2002



                           TRANSOCEAN SEDCO FOREX INC.
             (Exact name of registrant as specified in its charter)




         CAYMAN ISLANDS                333-75899                 66-0582307

(State or other jurisdiction of       (Commission             (I.R.S. Employer
 incorporation or organization)       File Number)           Identification No.)



                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (713) 232-7500

                                       N/A

          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On February 14, 2002, the Company issued a press release announcing the expiration of the consent payment deadline with respect to its previously announced exchange offers for six series of R&B Falcon Corporation notes. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

         The statements made in the press release that are not historical facts are forward-looking statements. Forward-looking statements made in the press release include the current expectation of the Company to waive the consent condition with respect to the exchange offers for each of the six series of R&B Falcon notes. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, actions by holders of R&B Falcon notes, market conditions, oil and gas prices, demand for offshore and U.S. inland marine rigs, competition and market conditions in the contract drilling industry, actions of third parties, results of operations and financial condition of the Company and other factors described above and discussed in the Company's Form 10-Q for the quarter ended September 30, 2001 and Form 10-K for the year ended December 31, 2000 and in the Company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         The following exhibit is filed herewith:

99.1           Press Release dated February 14, 2002.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        TRANSOCEAN SEDCO FOREX INC.


  Date: February 14, 2002               By: /s/ GREGORY L. CAUTHEN
                                           -------------------------------------
                                            Gregory L. Cauthen
                                            Vice President, Chief Financial
                                            Officer and Treasurer
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                               INDEX TO EXHIBITS

   99.1           Press Release dated February 14, 2002.